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                                                                    Exhibit 11.1
              NEOPROBE CORPORATION AND SUBSIDIARIES
                COMPUTATION OF NET LOSS PER SHARE



                                                         Three Months Ended                    Nine Months Ended
                                                            September 30,                         September 30,
                                                       1999               1998               1999               1998
                                                   ------------       ------------       ------------       ------------

Loss attributable to common stockholders           ($ 3,536,832)      ($ 5,604,963)      ($ 8,127,047)      ($17,929,631)

Weighted average number of
 shares outstanding:

Weighted average common shares
 outstanding beginning of period                     23,032,910         22,840,017         22,887,910         22,763,430

Weighted average common shares
 issued during period                                    11,495             44,511            100,998             59,952
                                                   ------------       ------------       ------------       ------------


Weighted average number of shares outstanding
 used in computing basic net loss per share          23,044,405         22,884,528         22,988,908         22,823,382
                                                   ============       ============       ============       ============


Weighted average number of shares used in
 computing diluted net loss per share                23,044,405         22,884,528         22,988,908         22,823,382
                                                   ============       ============       ============       ============


Earnings (Net Loss) Per Share:
 Basic                                             ($      0.15)      ($      0.24)      ($      0.35)      ($      0.79)
                                                   ============       ============       ============       ============


 Diluted                                           ($      0.15)      ($      0.24)      ($      0.35)      ($      0.79)
                                                   ============       ============       ============       ============
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